                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Administrative Committee
Grey Wolf Drilling Company L.P. 401(k) Plan:


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Grey Wolf, Inc. (filed under Securities and Exchange Commission File No. 333-65049) of our report dated June 30, 2003, relating to the statements of net assets available for plan benefits of Grey Wolf Drilling Company L.P. 401(k) Plan as of December 31, 2002 and 2001, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 2002, the supplemental schedule G, part III - schedule of nonexempt transactions for the year ended December 31, 2002, and supplemental schedule H, line 4i - schedule of assets (held at end of year) as of December 31, 2002, which report appears in the December 31, 2001 Annual Report of Form 11-K of Grey Wolf Drilling Company L.P. 401(k) Plan.

                                          KPMG LLP

Houston, Texas
June 30, 2003

                                       13